Exhibit 10.2

October 8, 2020

Ms. Shalini Sharp

Executive Vice President and Chief Financial Officer

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

Re: Amendment No. 2 to Transition Letter Agreement

Dear Shalini:

On behalf of Ultragenyx Pharmaceutical Inc. (the “Company”), I am pleased to present to you this Amendment No. 2 to the Transition Letter Agreement (this “Amendment”), which amends the Transition Letter Agreement with you dated March 5, 2020, as amended on August 28, 2020 (the “Transition Letter Agreement”) as follows:

1. The first introductory paragraph in the Transition Letter Agreement is hereby deleted in its entirety and replaced with the following:

“You have announced your intention to retire from your position as Chief Financial Officer of Ultragenyx Pharmaceutical Inc. (the “Company”) on October 12, 2020.”

2. Section 1 in the Transition Letter Agreement under the heading “Transition Period and Transition Period Duties” is hereby deleted in its entirety and replaced with the following:

“In consideration for your promises in this letter agreement, beginning from October 12, 2020 until November 2, 2020 (the “Officer Resignation Date”), you will continue to have the title of Executive Vice President, Finance. From the Officer Resignation Date until the Separation Date (the “Transition Period”), you shall continue to serve as an employee of the Company but will no longer have the powers, duties and responsibilities commensurate with the positions of Executive Vice President, Finance and Chief Financial Officer. During the Transition Period, your primary responsibility will be to transition your duties and institutional knowledge to the new Chief Financial Officer, and to provide assistance on or lead projects as requested by the Company’s Chief Executive Officer and/or the new Chief Financial Officer.”

3. Except as expressly amended herein, all terms and provisions of the Transition Letter Agreement shall remain in full force and effect.

4. In the event of a conflict between the provisions of this Amendment and the provisions of the Transition Letter Agreement, the provisions of this Amendment shall control.

www.ultragenyx.com         Transforming good science into great medicine for rare genetic diseases

5. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

6. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument

Sincerely,

/s/ Emil D. Kakkis, M.D., Ph.D.

Name: Emil D. Kakkis, M.D., Ph.D.

Title: President and Chief Executive Officer

I voluntarily accept and agree to terms and conditions of this Amendment.

/s/ Shalini Sharp October 8, 2020

Shalini Sharp Date